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                                                                    EXHIBIT 99.1

                         COVANSYS LEADERSHIP TRANSITION
                     REFLECTS NEXT PHASE OF GROWTH STRATEGY

                      COMPANY CO-CHAIRMAN NED C. LAUTENBACH
               ASSUMES ADDITIONAL ROLE OF CHIEF EXECUTIVE OFFICER

FARMINGTON HILLS, MI (NOVEMBER 15, 2001) - Covansys Corporation (Nasdaq: CVNS), a worldwide provider of information technology services, announced today a leadership transition that reflects the next phase of the Company's growth strategy.
         Ned C. Lautenbach, co-chairman of the board of Covansys, will assume the additional role of chief executive officer. Mr. Lautenbach formerly served as IBM Corporation's senior vice president and group executive of Worldwide Services. He is also a partner of Clayton, Dubilier & Rice, Inc. ("CD&R"), a New York-based private investment firm. A fund managed by CD&R owns approximately 28 percent of Covansys' fully diluted outstanding common shares.
         Michael W. Bealmear, the company's former chief executive officer, has resigned to pursue other interests. The company has commenced a search for a permanent replacement.
         Mr. Lautenbach said, "This move does not represent a change in direction, but rather the next phase of Covansys' growth strategy. The Board of Directors felt that sales and marketing-oriented leadership with a proven record of execution in the operationally complex IT services sector would be most appropriate for Covansys."
         Mr. Lautenbach added that, "We believe Covansys is well positioned to weather the downturn in the IT sector and to grow rapidly as the market eventually improves. Covansys continues to enjoy 80 percent recurring revenue from existing customers, increased utilization rates, growing presence in attractive vertical markets, such as public sector and health care and a low cost offshore delivery capability in India, which offers companies an opportunity to dramatically reduce IT costs."
         Mr. Lautenbach also said that, "We want to acknowledge the valuable contribution of Michael Bealmear in helping to map a clear strategic direction for Covansys, which we intend to follow, as well as his efforts in strengthening the management team."

CONFERENCE CALL
         Covansys will host an investor conference call today at 1:30 p.m. Eastern. Participants may dial 800-289-0496 to listen to the call. The call will also be broadcast on the World Wide Web:
http://www.videonewswire.com/event.asp?id=2202

ABOUT COVANSYS
         Covansys Corporation, (Nasdaq:CVNS), formerly known as Complete Business Solutions, Inc., is a global technology services company specializing in industry- specific solutions, Web-to-Enterprise Integration (WEI(SM)), and strategic outsourcing. Founded in 1985, Covansys has successfully delivered fast, focused, high-quality yet cost-effective business and technical solutions, building a professional heritage that bridges 'Old World' legacy systems and


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the New Economy's leading edge e-business technologies. With one of the largest offshore capabilities of any technology services provider based in the U.S., Covansys is one of the few companies in the world to achieve the SEI's CMM(R) Level 5 quality ratings at its offshore development centers in India. Headquartered in Farmington Hills, Michigan, Covansys has more than 4,600 full-time employees at domestic and international locations.

SAFE HARBOR STATEMENT
         With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the use of the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include the failure to recruit and retain IT professionals, risks related to our merger and acquisition strategy, variability of operating results, governmental regulation of immigration, potential cost overruns on fixed-price projects, increasing significance of non-U.S. operations, exposure to regulatory, political and economic conditions in India, adverse economic impacts that are unique to the business of our clients and competition in the IT services industry and other factors as described in the Company's filings with the U.S. Securities and Exchange Commission.

For more information on Covansys, visit the company's website at www.covansys.com.